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                                                              EXHIBIT 99.2


     The Financial Statements required by Form 11-K for the fiscal year ended December 31, 1993 with respect to the Noble Affiliates Thrift and Profit Sharing Plan are filed in paper format under cover of Form SE in accordance with Instruction E to Form 11-K.


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                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K/A, into the Plan's previously filed Registration Statement on Form S-8 (File No. 2-66654).



                                       ARTHUR ANDERSEN & CO.


Oklahoma City, Oklahoma
  June 27, 1994